Exhibit 99.1

Southwestern Energy Announces Proposed Block Trade of 63,976,376 Shares of

Common Stock by Selling Stockholders

12/13/2021

SPRING, Texas—(BUSINESS WIRE)— Southwestern Energy Company (“Southwestern Energy”) (NYSE: SWN) today announced the proposed underwritten block trade (the “Offering”) of 63,976,376 shares of its common stock (the “Common Stock”) by certain shareholders who received their shares as part of Southwestern Energy’s acquisition of Indigo Natural Resources LLC (the “Selling Stockholders”). The shares will be offered from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale. Southwestern Energy will not sell any shares of its Common Stock in the Offering and will not receive any proceeds from the sale by the Selling Stockholders of shares of their Common Stock.

J.P. Morgan Securities LLC is acting as the sole book-running manager for the Offering. The Offering is being made pursuant to an effective shelf registration statement, which has been filed with the Securities and Exchange Commission (the “SEC”) and became effective May 22, 2020. The Offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov.

Alternatively, J.P. Morgan Securities LLC will arrange to send you the preliminary prospectus supplement and related base prospectus if you request them by contacting:

J.P. Morgan Securities LLC

Attention: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions

1155 Long Island Avenue, Edgewood, NY 11717

Email at prospectus-eq_fi@jpmchase.com

Phone at 1-866-803-9204

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Southwestern Energy

Southwestern Energy is a leading U.S. producer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. Southwestern Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution.

Forward-Looking Statements

Certain statements and information in this news release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. Forward-looking statements relate to future events, including, but not limited to statements regarding the Offering, including the size thereof. The words “believe,” “expect,” “anticipate,” “plan,” “predict,” “intend,” “seek,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Southwestern Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances, or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: closing the GEPH Merger, the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”), including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the SEC that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Source: Southwestern Energy Company

3